Exhibit 23.2

Consent of Independent Registered Public Accounting

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-3 No. 333-266542) of Thryv Holdings, Inc. and in the related Prospectus;
(2)    Registration Statement (Form S-3 No. 333-256294) Post-Effective Amendment No.1 to Form S-1 on Form S-3 of Thryv Holdings, Inc. and in the related Prospectus;
(3)    Registration Statement (Form S-8 No. 333-263626) pertaining to the Thryv Holdings, Inc. 2020 Incentive Award Plan;
(4)    Registration Statement (Form S-8 No. 333-258875) pertaining to the Thryv Holdings, Inc. 2020 Incentive Award Plan;
(5)    Registration Statement (Form S-8 No. 333-249002) pertaining to the 2016 Stock Incentive Plan, as amended, 2020 Incentive Award Plan, and 2021 Employee Stock Purchase Plan of Thryv Holdings, Inc;

of our report dated March 15, 2022 (except Note 17, as to which the date is February 23, 2023) with respect to the consolidated financial statements of Thryv Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Thryv Holdings, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young, LLP
Dallas, Texas
February 23, 2023